Exhibit 99.1

Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202 414 765-7700 Main 414 298-2921 Fax www.mibank.com

For Release:	Immediately

Contact:	John Presley, senior vice president and chief financial officer, 414 765-7833 Don Wilson, senior vice president, corporate treasurer, 414 765-8043

MARSHALL & ILSLEY CORPORATION ANNOUNCES THIRD QUARTER RESULTS

Milwaukee, Wis. – Oct. 14, 2005 – Marshall & Ilsley Corporation (NYSE: MI) today reported 2005 third quarter net income of $0.78 per diluted share, or $184.1 million, as compared to $0.69 per diluted share, or $155.4 million, in the third quarter of 2004. Third quarter net income per share increased 13.0 percent over the same period in 2004.

Third quarter results include gains of $0.02 per share resulting primarily from the sale of shares of a company pursuant to a tender offer by the issuer of such shares.

Net income for the nine months ended September 30, 2005 was $542.2 million, or $2.32 per diluted share, compared to $453.3 million, or $2.01 per diluted share, in the nine months ended September 30, 2004.

Return on average assets based on net income for the third quarter was 1.66 percent, as compared to 1.63 percent for the same period in 2004. Return on average equity based on net income was 16.49 percent this quarter as compared to 17.58 percent for the third quarter of 2004.

The Corporation’s provision for loan and lease losses was $9.9 million in the third quarter of 2005, versus $6.9 million in the same period last year. Net charge-offs for the period were $7.8 million, or 0.10 percent of total average loans and leases outstanding this quarter, and $6.7 million a year ago or 0.10 percent of total average loans and leases. At September 30, 2005, the allowance for loan and lease losses was 1.09 percent of total loans and leases, compared to 1.27 percent a year earlier. Nonperforming loans and leases were 0.44 percent of total loans and leases at September 30, 2005, and 0.51 percent at September 30, 2004.

Assets at September 30, 2005 were $45.0 billion, compared to $39.0 billion at September 30, 2004. Book value per share was $19.51 at September 30, 2005, compared to $16.19 for the same date a year ago. Total loans and leases were $33.1 billion, compared to $28.1 billion at September 30, 2004.

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $45.0 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank. M&I Bank has 198 offices throughout the state, in addition to 36 locations throughout Arizona; 13 offices in metropolitan Minneapolis/St. Paul, Minn.; and, locations in Duluth, Minn.; Las Vegas, Nev.; and, Naples and Bonita Springs, Fla. M&I’s Southwest Bank affiliate has seven offices in the St. Louis area and one office in Belleville, Ill. Metavante Corporation, Marshall & Ilsley Corporation’s wholly owned technology subsidiary, provides virtually all of the technology an organization needs to offer financial services. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com) M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

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This press release contains forward-looking statements concerning M&I’s future operations and financial results.  Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) the factors identified in M&I’s Annual Report on Form 10-K for the year ended December 31, 2004 under the heading “Forward-Looking Statements” which factors are incorporated herein by reference, and (ii) such other factors as may be described from time to time in M&I’s SEC filings.

Note:

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. Central Daylight Time Friday, October 14, regarding third quarter earnings. For those interested in listening, please call 1-800-437-3848 and ask for M&I’s quarterly earnings release conference call. If you are unable to join us at this time, a replay of the call will run through October 21, 5:00 p.m. Central Daylight Time by calling 1-800-839-6713 and entering pass code 737 98 41 to listen.

Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on October 14.

M&I Corporation
Financial Information
(unaudited)
	Three Months Ended			Nine Months Ended
	September 30,	September 30,	Percent	September 30,	September 30,	Percent
	2005	2004	Change	2005	2004	Change
PER SHARE DATA
Diluted:
Net Income	$0.78	$0.69	13.0%	$2.32	$2.01	15.4%
Basic:
Net Income	0.79	0.70	12.9	2.36	2.04	15.7
Dividend Declared	0.240	0.210	14.3	0.690	0.600	15.0
Book Value	19.51	16.19	20.5	19.51	16.19	20.5
Shares Outstanding (millions):
Average - Diluted	237.0	226.2	4.8	233.7	225.9	3.5
End of Period	234.4	223.1	5.1	234.4	223.1	5.1

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$321.7	$289.3	11.2%	$934.9	$867.8	7.7%
Provision for Loan and Lease Losses	9.9	6.9	43.5	31.8	25.1	26.7

Data Processing Services	285.0	239.0	19.2	829.0	622.4	33.2
Item Processing	11.0	10.3	6.8	32.3	32.6	-0.9
Trust Services	41.9	37.5	11.7	123.4	111.7	10.5
Service Charge on Deposits	23.8	25.0	-4.8	71.3	75.6	-5.7
Mortgage Banking	14.7	8.9	65.2	33.1	27.5	20.4
Net Investment Securities Gains (Losses)	7.4	0.5	n.m.	42.6	-	n.m.
All Other	54.9	46.7	17.6	159.1	141.5	12.4
Total Non-Interest Revenues	438.7	367.9	19.2	1,290.8	1,011.3	27.6

Salaries and Employee Benefits	271.3	231.5	17.2	772.2	647.3	19.3
Occupancy and Equipment	54.6	50.8	7.5	158.8	142.6	11.4
Intangible Amortization	6.1	8.3	-26.5	22.3	19.2	16.1
Other	131.8	117.5	12.2	399.5	336.0	18.9
Total Non-Interest Expenses	463.8	408.1	13.6	1,352.8	1,145.1	18.1

Tax Equivalent Adjustment	8.5	8.2	3.7	25.1	24.0	4.6
Pre-Tax Earnings	278.2	234.0	18.9	816.0	684.9	19.1
Income Taxes	94.1	78.6	19.7	273.8	231.6	18.2

Net Income	$184.1	$155.4	18.5%	$542.2	$453.3	19.6%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.27%	3.42%		3.32%	3.57%
Interest Spread (FTE)	2.78	3.11		2.88	3.27

Efficiency Ratio	61.6	62.2		61.1	61.0
Efficiency Ratio without Metavante	48.7	49.0		48.4	49.0

Return on Assets	1.66	1.63		1.70	1.67
Return on Equity	16.49	17.58		17.32	17.64

Equity / Assets (End of Period)	10.10	9.21		10.10	9.21

M&I Corporation
Financial Information
(unaudited)
	As of
	September 30,	September 30,	Percent
ASSETS ($millions)	2005	2004	Change
Cash & Due From Banks	$1,080	$887	21.8%
Trading Securities	28	36	-22.2
Short - Term Investments	306	162	88.9
Investment Securities	6,330	6,079	4.1
Loans and Leases:
Commercial Loans & Leases	9,721	8,326	16.8
Commercial Real Estate	10,259	9,127	12.4
Residential Real Estate	6,491	3,995	62.5
Home Equity Loans & Lines	4,916	5,033	-2.3
Personal Loans and Leases	1,719	1,664	3.3
Total Loans and Leases	33,106	28,145	17.6
Reserve for Loan & Leases Losses	(362)	(358)	1.1
Premises and Equipment, net	469	461	1.7
Goodwill and Intangibles	2,388	2,042	16.9
Other Assets	1,650	1,526	8.1
Total Assets	$44,995	$38,980	15.4%

LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,224	$4,753	9.9%
Bank Issued Interest Bearing Activity	10,075	9,835	2.4
Bank Issued Time	4,790	3,529	35.7
Total Bank Issued Deposits	20,089	18,117	10.9
Wholesale Deposits	6,902	6,769	2.0
Total Deposits	26,991	24,886	8.5
Short - Term Borrowings	5,497	4,622	18.9
Long - Term Borrowings	6,375	4,486	42.1
Other Liabilities	1,588	1,398	13.6
Shareholders' Equity	4,544	3,588	26.6
Total Liabilities & Shareholders' Equity	$44,995	$38,980	15.4%

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	Percent	September 30,	September 30,	Percent
AVERAGE ASSETS ($millions)	2005	2004	Change	2005	2004	Change
Cash & Due From Banks	$993	$853	16.4%	$950	$809	17.4%
Trading Securities	26	23	13.0	25	23	8.7
Short - Term Investments	273	166	64.5	244	181	34.8
Investment Securities	6,209	5,935	4.6	6,158	5,819	5.8
Loans and Leases:
Commercial Loans & Leases	9,588	8,191	17.1	9,270	7,864	17.9
Commercial Real Estate	10,145	8,926	13.7	9,846	8,611	14.3
Residential Real Estate	6,170	3,794	62.6	5,427	3,509	54.7
Home Equity Loans and Lines	4,905	4,894	0.2	5,044	4,674	7.9
Personal Loans and Leases	1,671	1,695	-1.4	1,642	1,824	-10.0
Total Loans and Leases	32,479	27,500	18.1	31,229	26,482	17.9
Reserve for Loan & Leases Losses	(364)	(362)	0.6	(362)	(359)	0.8
Premises and Equipment, net	459	458	0.2	452	444	1.8
Goodwill and Intangibles	2,317	1,821	27.2	2,205	1,367	61.3
Other Assets	1,743	1,622	7.5	1,720	1,584	8.6
Total Assets	$44,135	$38,016	16.1%	$42,621	$36,350	17.3%

Memo:
Average Earning Assets	$38,987	$33,624		$37,656	$32,505
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$38,979	$33,616		$37,636	$32,467

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,049	$4,638	8.9%	$4,858	$4,490	8.2%
Bank Issued Interest Bearing Activity	10,028	9,913	1.2	9,919	9,967	-0.5
Bank Issued Time	4,516	3,458	30.6	4,192	3,314	26.5
Total Bank Issued Deposits	19,593	18,009	8.8	18,969	17,771	6.7
Wholesale Deposits	6,759	6,625	2.0	6,720	5,786	16.1
Total Deposits	26,352	24,634	7.0	25,689	23,557	9.1
Short - Term Borrowings	2,859	2,494	14.6	3,048	3,058	-0.3
Long - Term Borrowings	8,686	5,900	47.2	7,942	4,952	60.4
Other Liabilities	1,807	1,470	22.9	1,756	1,350	30.1
Shareholders' Equity	4,431	3,518	26.0	4,186	3,433	21.9
Total Liabilities & Shareholders' Equity	$44,135	$38,016	16.1%	$42,621	$36,350	17.3%

Memo:
Average Interest Bearing Liabilities	$32,848	$28,390		$31,821	$27,077

M&I Corporation
Financial Information
(unaudited)
	Three Months Ended			Nine Months Ended
	September 30,	September 30,	Percent	September 30,	September 30,	Percent
	2005	2004	Change	2005	2004	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$7.8	$6.7	16.4%	$27.7	$16.6	66.9%
Net Charge-Offs / Average Loans & Leases	0.10%	0.10%		0.12%	0.08%
Loan and Lease Loss Reserve ($millions)	$362.3	$358.1	1.2%	$362.3	$358.1	1.2%
Loan and Lease Loss Reserve / Period-End Loans & Leases	1.09%	1.27%		1.09%	1.27%
Non-Performing Loans & Leases (NPL) ($millions)	$147.3	$142.5	3.4%	$147.3	$142.5	3.4%
NPL's / Period-End Loans & Leases	0.44%	0.51%		0.44%	0.51%
Loan and Lease Loss Reserve / Non-Performing Loans & Leases	246%	251%		246%	251%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	6.08%	4.82%		5.76%	4.70%
Commercial Real Estate	6.26	5.38		6.07	5.36
Residential Real Estate	6.14	5.48		5.94	5.49
Home Equity Loans and Lines	6.05	5.15		5.92	5.24
Personal Loans and Leases	6.13	5.09		5.83	5.07
Total Loans and Leases	6.14	5.17		5.92	5.14
Investment Securities	4.99	4.99		5.01	4.95
Short - Term Investments	3.60	1.55		3.21	1.20
Interest Income (FTE) / Avg. Interest Earning Assets	5.94%	5.12%		5.75%	5.08%
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	2.06%	0.79%		1.72%	0.68%
Bank Issued Time	3.29	2.47		3.03	2.41
Total Bank Issued Deposits	2.44	1.23		2.11	1.12
Wholesale Deposits	3.29	1.96		2.97	1.77
Total Interest Bearing Deposits	2.71	1.47		2.39	1.31
Short - Term Borrowings	3.88	2.29		3.43	1.94
Long - Term Borrowings	4.04	3.69		3.94	3.66
Interest Expense / Avg. Interest Bearing Liabilities	3.16%	2.01%		2.87%	1.81%
Net Interest Margin(FTE) / Avg. Earning Assets	3.27%	3.42%		3.32%	3.57%
Interest Spread (FTE)	2.78%	3.11%		2.88%	3.27%

Notes: (a) Includes Loans past due 90 days or more
(b) Based on average balances excluding fair value adjustments for available for sale securities.